SECURED PROMISSORY NOTE

$2,000,000                                             Dated: October 31, 1996

         FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to Robert B. Little and Ellen Dinerman Little ("Payees"), or order, at the address of Payees maintained at the office of Maker, or such other place as the holder(s) of this Note may from time to time designate, the principal sum of Two Million Dollars ($2,000,000) and to pay interest on the principal balance from time to time outstanding hereunder from the date hereof until paid at the rate of nine percent (9%) per annum (the "Interest Rate") computed on the basis of the actual number of days elapsed over a year of 360 days.

         The principal amount outstanding hereunder and interest thereon shall be due and payable in immediately available funds in lawful money of the United States of America in equal successive monthly installments of Forty-One Thousand Five Hundred Sixteen and Seventy-One Cents ($41,516.71), which is an amount sufficient to amortize the original principal amount hereof over a five
(5) year period, on the first day of each calendar month commencing on November 1, 1996, with the final payment being due on October 1, 2001; provided, however, that the last such installment shall be in the amount necessary to repay in full the entire unpaid principal balance hereunder and accrued interest thereon. Payments shall be applied first to accrued interest, if any, and then to principal.

         Any principal, interest or other amounts not paid when due hereunder, whether at stated maturity, upon acceleration or otherwise, shall bear interest from the date due until paid in full at a rate equal to the Interest Rate plus three percent (3%) per annum, computed on the basis of the actual number of days elapsed over a year of 360 days, compounded monthly. If any installment on this Note becomes due and payable on a day other than a business day, the maturity of such installment shall be extended to the next succeeding business day and interest shall be payable thereon at the Interest Rate during such extension.

         Amounts due hereunder may be prepaid at any time and from time to time. Prepayments shall be applied to installments due hereunder in reverse order of maturity.

         This Note is entitled to the benefits of, and is secured by the security interests granted in, the Security Agreement of even date herewith among the Maker and the Payees (the "Security Agreement"). The Security Agreement, among other things, contains various covenants of the Maker and contains provisions for the acceleration of amounts payable hereunder upon the occurrence of an Event of Default (as defined in the Security Agreement). Should there be an Event of Default, such as the failure to pay any amount due hereunder or the default in the performance of the obligations contained in the Security Agreement, then the entire unpaid principal balance of this Note, together with accrued interest thereon, may be accelerated and become due and payable. In addition, pursuant to the Security Agreement, the Maker has authorized the Payees to perfect the security interest by executing and filing, on behalf of the Maker, Copyright Mortgages and Uniform





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Commercial Code financing statements in the appropriate jurisdictions.

         In the event the holders of this Note incurs any loss, cost or expense in enforcing or collecting this Note, in whole or in part, or by enforcing any of the terms hereof, the Maker agrees to pay the costs and expenses so paid or incurred by the holders, including, without limitation, reasonable attorneys' fees and costs.

         Any extensions of time granted to the Maker shall not release the Maker nor constitute a waiver of any payment due on principal or interest or otherwise diminish the rights of the holders of this Note. The Maker waives presentment for payment, demand and protest and notice of protest, and of dishonor in nonpayment of this Note, and expressly consents to an extension of the time of payment hereof, or of any installment hereof, and any such extension may be made without notice to the Maker and without in any way affecting or discharging this liability. The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. Notwithstanding anything to the contrary contained herein, in no event shall any interest be payable under this Note which exceeds the maximum amount permitted by applicable law. In the event any payment of interest exceeds the amount permitted by applicable law, such payment shall be applied to reduce the outstanding principal balance hereunder.

         Time is of the essence of this Note and failure to comply in a timely manner with any provision herein shall be a material breach of this Note. This Note may only be modified, changed, or amended by a written instrument executed by Payees and Maker. This Note may not be assigned, pledged, hypothecated or otherwise encumbered by Maker, without the prior written consent of Payees. This Note shall inure to the benefit of the Payees and their respective successors and assigns, and shall bind Maker and its respective successors and assigns.

         The provisions of this Note are to be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles.


                                             OVERSEAS FILMGROUP, INC.



                                             By: /s/ Scot K. Vorse
                                                ------------------------------
                                                Name:  Scot K. Vorse
                                                Title: Vice President

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